June 10, 2002


The Board of Directors
Net Force Systems Inc.
P.O. Box W-645
Suite #10 Epicurean
Woods Centre
St. John's
Antigua

Dear Sirs,

I have been asked to provide this legal opinion to you with regard to the laws of Antigua and Barbuda in relation to Net Force Systems Inc. (the "Company").

For the purposes of giving this opinion, I have examined the documents listed in
Schedule 1 hereto.

In giving this opinion I have relied upon the assumptions set out in Schedule 2 hereto, which I have not independently verified.

I am an Attorney-at-Law in Antigua and Barbuda and express no opinion as to any laws other than the laws of Antigua and Barbuda in force and as interpreted at the date hereof.

Based upon the foregoing examinations and assumptions and upon such searches as I have conducted and having regard to legal considerations which I deem relevant, I am of the opinion that under the laws of Antigua and Barbuda:

1. The Company is a limited liability company duly incorporated and validly existing under the laws of Antigua and Barbuda.

2. The authorised share capital of the Company is $100,000,000 divided into bearer or registered shares of US$0.001 each par value designated as "Common Shares" and 50,000,000 preferred shares of US$0.001 each. According to the Register of Members of the Company the following shares are issued and outstanding:

     SHAREHOLDER                                                NO. OF SHARES
     ------------------------------------------------------------------------
     Atkins Financial Ltd.                                          5,000
     Joseph A. Angelini                                             5,000
     Randy Baldwin                                                  5,000
     Saverio J. Barbera                                             5,000
     Trevor Bowering                                              200,000
     Sean T. Burns                                                  5,000
     Lawrence R. Busha                                              5,000
     Jon Canale                                                     5,000
     Caribbean Digital Management Inc.                            400,000
     Larry Chudak                                                  20,000
     Easter L.A. Dalmacio                                           5,000
     Ron Dillard                                                    5,000
     Shawn Erickson                                                 5,000
     Derek Ferguson                                                50,000
     David M. Filburn                                               5,000
     Traci Fornoff                                                  5,000
     David Gates                                                   20,000
     Geneva Overseas Holdings Ltd.                              8,544,830
     Kenneth M. Gerspatch                                           5,000
     Anthony C. Gibson                                              5,000
     Eddy D. Granados                                               5,000
     Donald Heitz                                                   5,000
     IFG Investments Services Inc.                              6,027,870
     Donald C. Jones                                                5,000
     Ronald D. Jones                                                5,000
     Tammy L. Jones                                                 5,000
     Earl Jones                                                     5,000
     JPKT Metro Investment Corp.                                  500,000
     Donald W. Kipp                                                 5,000
     Dwight Lewis                                                  50,000
     Loire International Ltd.                                     500,000
     Low Tide Investments Inc.                                    533,333
     Gyneth McAllister                                              5,000
     Multiasian Venture Ltd.                                      500,000
     Mark M. Piazza                                                 5,000
     Sable Holdings Ltd.                                          100,000
     Shangai Ltd.                                                 500,000
     Solinvest Group Ltd.                                         500,000
     John D. Sorlie                                                 5,000
     Michael J. Steele                                              5,000

3. The issue of the Ordinary Shares has been duly authorised by the Company and the Ordinary Shares have been validly issued as fully paid.

4. The liability of a holder of shares in a company incorporated under the laws of Antigua and Barbuda (in such person's capacity as a holder of shares in that company) is limited to the amount, if any, unpaid on the shares respectively held by such holder.

5. There are no stamp duties, income taxes, withholdings, levies, registration taxes, or other duties or similar taxes or charges now imposed, or which under the present laws of Antigua and Barbuda could in the future become imposed, in connection with the issue of the Ordinary Shares by the Company.

6. According to the Register of Directors provided to me by the Company, the directors are Terry Bowering, Trevor L. Bowering, Derek C. Ferguson and Dwight Lewis.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

In my opinion, there are no legal restrictions or prohibitions on the ability of the shareholders to trade the shares of the company.

I consent that a copy of this opinion may be included as an exhibit to the Company's Registration Statement on Form F-1 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, and amended and I consent to the reference to my firm under the caption entitled "Legal Matters." This opinion is governed by and shall be construed in accordance with the laws of Antigua and Barbuda.

Sincerely,


/s/ Septimus A. Rhudd

Septimus A. Rhudd
Attorney-at-Law

SAR/ml

                                   SCHEDULE 1
                                   ----------

                           List of Documents Examined
                           --------------------------


(i)       The Articles of Incorporation and ByLaws of the Company;

(ii) Executed copies of written resolution of the Directors of the Company dated February 1, 2002, January 31, 2002, November 15, 2001, October 5, 2001, October 2, 2001, September 29, 2001, September 20, 2001,
          September 15, 2001,  August 15, 2001,  August 10, 2001, July 26, 2001,
          April 19, 2001, February 25, 2001, January 11, 2001, November 1, 2000,
          October 26, 2000,  October 23, 2000,  October 15, 2000,  July 1, 2000,
          June 1, 2000,  May 12,  2000,  February  15,  2000,  February 2, 2000,
          August 1, 1999, July 4, 1999, June 15, 1999,  March 26, 1999 and March
          15, 1999;

(iii) The Register of Directors and Offices and the Register of Members of the Company;

(iv) Executed copies of written resolution of the shareholders of the company dated February 1, 2002, February 25, 2001 and February 25, 2000.




                                   SCHEDULE 2
                                   ----------

The opinions hereinbefore given are based upon the following assumptions:

(i) All original documents are authentic, that all signatures and seals are genuine, that all documents purporting to be sealed have been so sealed, that all copies are complete and conform to their original.

(ii) The Minute Book of the Company provided to us by Company contains a complete and accurate record of the business transacted by it.

(iii) The copies of the Articles of Incorporation and ByLaws and Register of Directors provided to me by the Company are true and correct copies of the originals of the same and that all matters required by law to be recorded therein are so recorded.